Tableau Reports First Quarter 2017 Financial Results

SEATTLE, Wash. - May 3, 2017 - Tableau Software, Inc. (NYSE: DATA) today reported results for its first quarter ended March 31, 2017.

•	Total revenue grew to $199.9 million, up 16% year over year.

•	Ratable license bookings were 26% of total license bookings, compared to 12% in the first quarter of 2016.

•	Closed 294 transactions greater than $100,000, up 10% year over year.

•	Diluted GAAP net loss per share was $0.71; diluted non-GAAP net loss per share was $0.03.

"Customers enthusiastically embraced our subscription licensing offerings in Q1, as reflected in our 26% ratable license bookings mix," said Adam Selipsky, President and Chief Executive Officer of Tableau. "Subscription reduces risk for our customers, lowers their upfront investment and we expect will lead to higher demand for Tableau over time."

Financial Results
Total revenue increased 16% to $199.9 million, up from $171.7 million in the first quarter of 2016. GAAP operating loss for the first quarter of 2017 was $53.5 million, compared to a GAAP operating loss of $46.4 million for the first quarter of 2016. GAAP net loss for the first quarter of 2017 was $54.6 million, or $0.71 per diluted common share, compared to a GAAP net loss of $45.6 million, or $0.62 per diluted common share, for the first quarter of 2016.

Non-GAAP operating loss, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $4.2 million for the first quarter of 2017, compared to a non-GAAP operating loss of $1.2 million for the first quarter of 2016. Non-GAAP net loss, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $2.1 million for the first quarter of 2017, or $0.03 per diluted common share, compared to a non-GAAP net income of $0.4 million, or $0.00 per diluted common share, for the first quarter of 2016.

During the first quarter ended March 31, 2017, Tableau repurchased 383,411 shares of the Company's outstanding Class A common stock for a total of $20.0 million. As of March 31, 2017, the Company was authorized to repurchase a remaining $160.0 million of its Class A common stock under the previously authorized repurchase program.

Recent Business Highlights

•
Introduced new subscription pricing for all of Tableau's products, including Tableau Desktop, Tableau Server and Tableau Online. The new pricing model reduces initial investment costs, allowing customers to more easily deploy Tableau at scale.

•	Released Tableau 10.2, which includes enhancements to data preparation and advanced mapping capabilities.

•	Recognized as a Leader in the 2017 Gartner Magic Quadrant for Business Intelligence and Analytics Platforms for a fifth consecutive year.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's first quarter 2017 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 6705814. A replay of the call can also be accessed by dialing (800) 585-8367 (U.S.) or (416) 621-4642 (outside the U.S.), and referencing passcode 6705814.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 57,000 customer accounts get rapid results with Tableau in the office and on-the-go. Hundreds of thousands of people have used Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's transition to subscription licensing and continued product adoption, including demand, adoption and deployment by enterprise customers, and the Company's ability to continue to innovate, execute and grow that demand; the Company's further transition to subscription and term licensing and its expected increase in demand for its products as a result of its subscription license pricing; the willingness and ability of its partners to sell its subscription licenses; the Company's research and development investments, costs, efforts and future product releases; the Company's leadership position in the sector and ability to address market opportunities as a visual analytics platform; the Company's expectations regarding future revenues, expenses and net income or loss; and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under its stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; customer demand for Tableau's products and services and customer response to its subscription pricing offerings; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales expansion and further transition to subscription and term licensing; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high-quality products; Tableau's ability to provide high-quality customer service and support offerings; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in additional documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three months ended March 31, 2017 and 2016 was 30%. The long-term non-GAAP tax rate assumes the Company's deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions, repurchasing Tableau's common stock and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact:
Derek Wong
206.410.2196
ir@tableau.com

Press Contact:
Doreen Jarman
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
License	$97,244	$96,415
Maintenance and services	102,662	75,283
Total revenues	199,906	171,698
Cost of revenues
License	3,267	1,031
Maintenance and services	23,388	21,462
Total cost of revenues (1)	26,655	22,493
Gross profit	173,251	149,205
Operating expenses
Sales and marketing (1)	118,018	106,164
Research and development (1)	84,302	70,893
General and administrative (1)	24,445	18,532
Total operating expenses	226,765	195,589
Operating loss	(53,514)	(46,384)
Other income, net	1,225	1,663
Loss before income tax expense	(52,289)	(44,721)
Income tax expense	2,358	857
Net loss	$(54,647)	$(45,578)

Net loss per share:
Basic	$(0.71)	$(0.62)
Diluted	$(0.71)	$(0.62)

Weighted average shares used to compute net loss per share:
Basic	77,416	73,816
Diluted	77,416	73,816

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2017	2016

Cost of revenues	$2,577	$2,804
Sales and marketing	18,092	16,945
Research and development	23,515	22,099
General and administrative	5,011	3,352

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$954,649	$908,717
Accounts receivable, net	130,780	206,765
Prepaid expenses and other current assets	27,460	36,011
Income taxes receivable	129	131
Total current assets	1,113,018	1,151,624
Property and equipment, net	98,255	106,637
Goodwill	15,531	15,531
Deferred income taxes	1,760	1,449
Deposits and other assets	10,954	11,958
Total assets	$1,239,518	$1,287,199
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,501	$17,637
Accrued compensation and employee related benefits	60,181	70,230
Other accrued liabilities	43,961	53,418
Income taxes payable	2,767	1,893
Deferred revenue	288,389	285,543
Total current liabilities	397,799	428,721
Deferred revenue	29,071	26,930
Other long-term liabilities	42,775	39,700
Total liabilities	469,645	495,351
Stockholders' equity
Common stock	8	8
Additional paid-in capital	1,041,141	1,007,205
Accumulated other comprehensive income	769	1,593
Accumulated deficit	(272,045)	(216,958)
Total stockholders' equity	769,873	791,848
Total liabilities and stockholders' equity	$1,239,518	$1,287,199

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(54,647)	$(45,578)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	13,435	7,607
Stock-based compensation expense	49,195	45,200
Deferred income taxes	128	99
Changes in operating assets and liabilities
Accounts receivable, net	76,878	23,990
Prepaid expenses, deposits and other assets	11,270	(2,295)
Income taxes receivable	6	(46)
Deferred revenue	4,008	8,967
Accounts payable and accrued liabilities	(16,620)	(290)
Income taxes payable	842	60
Net cash provided by operating activities(1)	84,495	37,714
Investing activities
Purchases of property and equipment	(23,238)	(13,653)
Business combination	—	(16,399)
Net cash used in investing activities	(23,238)	(30,052)
Financing activities
Proceeds from issuance of common stock	4,309	3,992
Repurchases of common stock	(20,008)	—
Net cash provided by (used in) financing activities(1)	(15,699)	3,992
Effect of exchange rate changes on cash and cash equivalents	374	448
Net increase in cash and cash equivalents	45,932	12,102
Cash and cash equivalents
Beginning of period	908,717	795,900
End of period	$954,649	$808,002
(1) Tableau adopted Accounting Standards Update ("ASU") 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the three months ended March 31, 2016, this resulted in an increase to net cash provided by operating activities of $0.2 million and a corresponding decrease to net cash provided by (used in) financing activities of $0.2 million.

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$173,251	$149,205
Excluding: Stock-based compensation expense attributable to cost of revenues	2,577	2,804
Excluding: Amortization of acquired intangible assets	95	29
Non-GAAP gross profit	$175,923	$152,038

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	86.7%	86.9%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.3%	1.6%
Excluding: Amortization of acquired intangible assets	0.0%	0.0%
Non-GAAP gross margin	88.0%	88.5%

Reconciliation of operating loss to non-GAAP operating loss:
Operating loss	$(53,514)	$(46,384)
Excluding: Stock-based compensation expense	49,195	45,200
Excluding: Amortization of acquired intangible assets	95	29
Non-GAAP operating loss	$(4,224)	$(1,155)

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(26.8)%	(27.0)%
Excluding: Stock-based compensation expense	24.6%	26.3%
Excluding: Amortization of acquired intangible assets	0.0%	0.0%
Non-GAAP operating margin	(2.1)%	(0.7)%

	Three Months Ended March 31,
	2017	2016
Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(54,647)	$(45,578)
Excluding: Stock-based compensation expense	49,195	45,200
Excluding: Amortization of acquired intangible assets	95	29
Income tax adjustments	3,258	705
Non-GAAP net income (loss)	$(2,099)	$356

Weighted average shares used to compute non-GAAP basic net income (loss) per share	77,416	73,816
Effect of potentially dilutive shares: stock awards	—	5,220
Weighted average shares used to compute non-GAAP diluted net income (loss) per share	77,416	79,036

Non-GAAP net income (loss) per share:
Basic	$(0.03)	$0.00
Diluted	$(0.03)	$0.00

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities(1)	$84,495	$37,714
Less: Purchases of property and equipment	23,238	13,653
Free cash flow (1)	$61,257	$24,061
Net cash used in investing activities	$(23,238)	$(30,052)
Net cash provided by (used in) financing activities(1)	$(15,699)	$3,992
(1) Tableau adopted ASU 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the three months ended March 31, 2016, this resulted in an increase to net cash provided by operating activities of $0.2 million and a corresponding decrease to net cash provided by (used in) financing activities of $0.2 million.

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and our historical disclosures or financial statements, readers should rely on our filings with the SEC and financial statements in our most recent earnings release.
We intend to periodically review and refine the definition, methodology and appropriateness of each of our supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`16	Q2`16	Q3`16	Q4`16	FY 2016	Q1`17
	(Dollars in thousands)
	(Unaudited)
Customer metrics
Customer accounts (1)	42,000+	46,000+	50,000+	54,000+	54,000+	57,000+
Customer accounts added in quarter (1)	3,500+	3,900+	3,600+	4,000+	15,000+	3,300+
Deals greater than $100,000 (2)	268	332	360	589	1,549	294
Customer accounts that purchased greater than $1 million during the quarter (1,2)	10	16	10	25		10

Geographic revenue metrics
United States and Canada	$123,648	$141,478	$147,820	$173,548	$586,494	$141,496
International	$48,050	$57,057	$58,237	$77,105	$240,449	$58,410
United States and Canada as % of total revenue	72%	71%	72%	69%	71%	71%
International as % of total revenue	28%	29%	28%	31%	29%	29%

Additional revenue metrics
Ratable revenue as % of total revenue (3)	42%	40%	44%	40%	41%	54%
Ratable license revenue as % of total license revenue (4)	9%	9%	11%	10%	10%	19%
Services revenues as a % of maintenance and services revenue (5)	15%	16%	14%	15%	15%	12%

Bookings metrics
License bookings year-over-year growth % (2)	24%	28%	11%	25%	22%	6%
Ratable bookings as % of total bookings (2)	45%	47%	48%	51%	48%	55%
Ratable license bookings as % of total license bookings (2)	12%	16%	16%	20%	17%	26%

Other metrics
Worldwide employees	3,168	3,248	3,280	3,223	3,223	3,193
(1) Tableau defines a customer account as a single purchaser of its products. Customer accounts are typically organizations. In some cases, organizations will have multiple groups purchasing Tableau software, which count as discrete customer accounts.
(2) These operating metrics are based on Tableau's definition of bookings, which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays for those years up front. Bookings includes both new sales and renewals. Tableau's bookings may not be comparable to similarly named measures disclosed by other companies in the software industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors. License bookings include sales of software licenses and subscriptions to Tableau Online. Ratable bookings are sales transactions that result in revenues which will be amortized over a period of time.
(3) Ratable revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and original equipment manufacturer ("OEM") license arrangements, as well as maintenance and support, are recognized ratably.
(4) Ratable license revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements are recognized ratably.
(5) Services revenues were recognized upon delivery of professional services and training.